EXHIBIT 11

         COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES
         --------------------------------------------------
          SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                          Years Ended March 31
                                     2002          2001          2000
                              -----------   -----------   -----------
BASIC
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Net income (loss) for
 primary income per
 common share                 $  (43,171)   $   129,790   $ (396,232)
                              ===========   ===========   ===========
Weighted average
 number of common
 shares outstanding
 during the year - basic       16,349,170    14,174,662    12,172,867
                              ===========   ===========   ===========
Income (loss) per
 common share - basic         $   (.0026)   $     .0092   $   (.0326)
                              ===========   ===========   ===========
DILUTED
-------

Net income (loss) for
 basic and diluted
 income per common share      $  (43,171)   $   129,790   $ (396,232)
                              ===========   ===========   ===========
Weighted average number
 of common shares used
 in calculating income per
 common share                  16,349,170    14,174,662    12,172,867

Add incremental shares representing:
  Shares issuable upon
   exercise of stock
   options                        670,000       920,000     1,254,900

Shares issuable upon
 payment of stock loans
 and interest                           0             0             0


Stock rights                            0             0       625,235
                              -----------   -----------   -----------
Weighted average number
 of shares used in
 calculation of fully
 diluted income per share      17,109,170    15,094,662    14,053,002
                              ===========   ===========   ===========
Fully diluted income
 (loss) per common
 share                        $   (.0025)   $     .0086   $   (.0282)
                              ===========   ===========   ===========